UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Furmanite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL ONE
NOMINEES FOR ELECTION AS DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO
INDEPENDENT PUBLIC ACCOUNTANTS
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

FURMANITE CORPORATION
2435 North Central Expressway
Richardson, Texas 75080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2010
To the Stockholders of Furmanite Corporation:
          Notice is hereby given that the 2010 Annual Meeting of Stockholders of Furmanite Corporation, a Delaware corporation (the “Company”), will be held at 900 East Lookout Drive, Richardson, Texas 75082 at 9:30 a.m. Central Daylight Savings time on Friday, May 28, 2010 (the “Annual Meeting”) to consider and vote on the following matters:
(1)	The election of four (4) directors nominated by the Company’s Board of Directors to serve until the 2011 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	To consider and act upon other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
          Stockholders of record at the close of business on April 5, 2010, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
          Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote your shares via the Internet, via a toll-free telephone number, or by completing, signing, dating, and mailing the enclosed proxy card or voting instruction card in the envelope provided as promptly as possible.
By Order of the Board of Directors
Paul L. Firey, Secretary
Richardson, Texas
April 16, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE FURMANITE CORPORATION STOCKHOLDER MEETING
TO BE HELD ON MAY 28, 2010
Notice of Internet Availability was mailed to stockholders of record as of April 5, 2010. The annual report and proxy statement are available online at www.proxyvote.com. We encourage you to review all of the important information contained in the proxy materials before voting.
If you would like to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request on or before May 14, 2010.
TO REQUEST MATERIAL: Internet: www.proxyvote.com Telephone: 1-800-579-1639
Email: sendmaterial@proxyvote.com
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES VIA THE INTERNET, VIA A TOLL-FREE TELEPHONE NUMBER, OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING AND YOU ARE A REGISTERED STOCKHOLDER, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

FURMANITE CORPORATION
PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2010

SOLICITATION AND REVOCABILITY OF PROXIES
          This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the common stock, no par value (the “common stock”) of Furmanite Corporation (“Furmanite” or the “Company”) on behalf of the Board of Directors of Furmanite for use at the Annual Meeting of Stockholders scheduled to be held at 900 East Lookout Drive, Richardson, Texas 75082 at 9:30 a.m. Central Daylight Savings time on Friday, May 28, 2010 (the “Annual Meeting”), or at any postponement or adjournment of such meeting. This Proxy Statement is dated April 16, 2010. Copies of the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement and Form of Proxy are being first mailed to stockholders on or about April 16, 2010.
          In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), Furmanite has elected to provide access to the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials will be mailed to stockholders of record and beneficial owners on or about April 16, 2010. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or by requesting a printed set of the proxy materials be mailed to them by following the instructions in the Notice of Internet Availability.
          A proxy that has been received by Furmanite management may be revoked by the registered stockholder giving such proxy at any time before it is exercised. A registered stockholder holds shares registered directly in his name with the Company’s transfer agent. A registered stockholder may revoke his or her proxy (i) by notification in writing given to Paul L. Firey, Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, (ii) by proper execution of a proxy bearing a later date, (iii) by voting later by telephone (prior to 11:59 p.m., Eastern Daylight Savings Time on May 27, 2010), if he or she previously voted by telephone, (iv) by voting later by the Internet (prior to 11:59 p.m., Eastern Daylight Savings Time on May 27, 2010), if he or she previously voted by the Internet, or (v) by voting in person at the Annual Meeting. However, mere attendance at the Annual Meeting by a registered stockholder will not itself have the effect of revoking the proxy. If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, the above described options for revoking your proxy do not apply. Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee to revoke your proxy and submit new voting instructions. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.
          Furmanite’s principal executive offices are located at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, and its telephone number is (972) 699-4000.
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
          The Board of Directors of Furmanite has fixed the close of business on April 5, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 36,733,852 shares of Furmanite common stock outstanding, and each holder of common stock on the Record Date will be entitled to one vote for each share held by them for each matter to be presented at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
          The following table sets forth information with respect to all persons who are known by Furmanite to be the beneficial owner of more than 5% of the common stock as of the dates indicated below:

		Amount and
		Nature of
		Beneficial	Percent of
Name and Address of Beneficial Owner	Title of Class	Ownership*	Class**
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, California 94403	Common Stock	2,384,200	6.5%

GAMCO Investors, Inc. et al (2) One Corporate Center Rye, New York 10580	Common Stock	2,228,672	6.1%

BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	Common Stock	1,939,418	5.3%

*	Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days.

**	Based on 36,733,852 shares of the Company’s common stock issued and outstanding as of April 5, 2010.

1.	Franklin Resources, Inc. (together with certain affiliates and subsidiaries) reported dispositive and voting power with respect to all such shares in Schedule 13G/A filed by the stockholder with the SEC on February 6, 2009 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

2.	GAMCO Investors, Inc. (together with certain affiliates, subsidiaries and related individual group trusts and accounts) reported dispositive and voting power with respect to all such shares in Schedule 13D/A filed by the stockholder with the SEC on March 11, 2009 pursuant to the Exchange Act.

3.	The January 29, 2010 Amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) reported dispositive and voting power with respect to all such shares in Schedule 13G filed by the stockholder with the SEC pursuant to the Exchange Act. It amends the most recent Schedule 13G filing, if any, made by BlackRock and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and affiliates collectively referred to as the “BGI Entities”). On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC and now, substantially all of the BGI Entities are included as subsidiaries of BlackRock for purposes of Schedule 13G filings.

          Security Ownership of Management
          The following table sets forth information as of April 5, 2010 with respect to shares of common stock beneficially owned by (a) each of the directors and nominees for director; (b) each of the Company’s Named Executive Officers; and (c) all of the current directors and executive officers as a group. Unless otherwise indicated, all stockholders set forth below have the same principal business address of the Company.

		Amount and
		Nature of
		Beneficial		Percent of
Name	Title of Class	Ownership(1)		Class**
Charles R. Cox (7)	Common Stock	499,393	(2)(3)	1.4%
Chairman of the Board and Chief Executive Officer

Joseph E. Milliron	Common Stock	188,423	(2)(6)(8)	*
President and Chief Operating Officer

Robert S. Muff	Common Stock	7,816	(8)	*
Principal Financial Officer

Sangwoo Ahn	Common Stock	341,669	(2)(4)	*
Presiding Non-Executive Director

Hans Kessler	Common Stock	141,579	(2)(4)	*
Director
Kevin R. Jost	Common Stock	20,000	(5)	*
Director

All Current Directors and Executive Officers as a group (5 persons) (9)	Common Stock	1,198,880		3.3%

*	Less than one percent.

**	Based on 36,733,852 shares of the Company’s common stock issued and outstanding as of April 5, 2010.

(1)	Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the beneficial owner has sole dispositive and voting power with respect to all shares indicated.

(2)	Includes 50,000, 80,000, 50,000, and 100,000 shares that Messrs., Ahn, Cox, Kessler and Milliron, respectively, have the right to acquire within 60 days of April 5, 2010, pursuant to options granted by the Company.

(3)	Includes 30,000 shares which may not be sold while the holder is serving as a Director of the Company.

(4)	Includes 50,000 shares which may not be sold while the holder is serving as a Director of the Company.

(5)	Includes 20,000 shares which may not be sold while the holder is serving as a Director of the Company.

(6)	Includes 50,000 shares that will vest to Mr. Milliron on December 6, 2011, and that may not be sold prior to December 6, 2011 (other than in the event of his death, disability, or a change in control of the Company).

(7)	Effective March 10, 2010, Mr. Cox was appointed Chairman and Chief Executive officer of the Company, and he has also served as a Director of the Company since 1995.

(8)	Includes 10,695 and 2,816 shares that Mr. Milliron and Mr. Muff, respectively, have in the Company’s 401(k) Plan as of December 31, 2009.

(9)	Includes only those directors and executive officers as of the date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and individuals beneficially owning more than 10% of the Company’s common stock, to file reports of security ownership and changes of security ownership in the Company’s equity securities with the SEC. These reports are generally due within two (2) business days of the transaction giving rise to the reporting obligation. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.
          Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2009, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with all applicable reporting requirements under Section 16(a).
PROPOSAL ONE
ELECTION OF DIRECTORS
          At the Annual Meeting, four directors, constituting the entire Board of Directors of Furmanite (the “Board” or “Board of Directors”), are to be elected by the holders of common stock. The directors elected will hold office until the 2011 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. All four director nominees proposed by the Board for election by the holders of common stock are incumbent directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the Annual Meeting, proxies which do not withhold authority to vote for directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.
          The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, in the circumstance noted above, for other nominees selected by the Board. Unless a stockholder who withholds authority to vote for one or more of the nominees votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors because Furmanite’s By-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, except for quorum purposes as described below. A broker non-vote occurs when a registered broker, who holds securities for customers in street name, has not received voting instructions from a customer having beneficial ownership in the securities and the registered broker lacks discretionary voting power to vote such shares. A registered broker does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. As the proposal to elect four (4) directors is a non-routine matter under applicable rules, your registered broker cannot vote without instructions from you. As described above, only votes for or withheld are counted in determining whether a plurality has been cast in favor of a director. Therefore, broker non-votes, if any, will not affect the outcome of the election of directors. However, the shares held by each stockholder who properly submits a proxy will be counted for purposes of determining the presence of a quorum at the meeting.
The Board of Directors unanimously recommends a vote “FOR” the election of the of the Board of Director’s four director nominees.

NOMINEES FOR ELECTION AS DIRECTORS
          The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation and business experience during the last five years of such nominee; and (iii) the year during which such nominee first became a director of Furmanite.

		First Year as
	Principal Occupation	Director of the
Name	And Business Experience	Company	Age
Charles R. Cox	Chairman of the Board and Chief Executive Officer of Furmanite Corporation(1)	1995	67

Sangwoo Ahn	Investor (2)	1989	71

Kevin R. Jost	Retired president of Honeywell Imaging and Mobility (3)	2010	54

Hans Kessler	Chairman and Managing Director of KMB Kessler + Partner GmbH, a private management consulting company (4)	1998	60

(1)	Mr. Cox has 37 years of leadership experience in the industrial services, engineering and construction industry, including 29 years with Fluor Corporation. His senior executive roles at Fluor include United States and global operations, serving clients in a wide range of industries. After retiring from Fluor in 1998, he served as chairman and CEO of WRS Infrastructure & Environment, Inc. from 2001 to 2006. Since then, he has been engaged as a business consultant to a private equity firm. Mr. Cox has been a director of the Company and a member of the Nominating and Governance Committee, and chairman of the Compensation Committee since 1995 and served on the Audit Committee since 2005. Mr. Cox was named Chairman of the Board March 10, 2010 subsequent to the retirement of Michael L. Rose, Chairman of the Board and Chief Executive Officer from January 1, 2009. Mr. Cox also previously served on the boards of two other publicly traded firms, Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE:KPP).

(2)	Mr. Ahn has served on Furmanite’s Board of Directors since 1989 and Chairman of the Audit Committee since 2006, in addition to serving on both the Nominating and Governance Committee and the Compensation Committee. Now retired, Mr. Ahn was a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking firm. Since 1986, Mr. Ahn has served as a Director of PAR Technology Corporation (NYSE: PTC), a publicly-traded company that delivers solutions for the hospitality, logistics and government industries. Mr. Ahn’s extensive knowledge of economic and financial information was attained over the past 40-year involvement in management of public companies.

(3)	On March 10, 2010, Mr. Jost was appointed to fill the board vacancy created by the retirement of a previous board member, Mr. Rose. Mr. Jost is the former president of Honeywell Imaging and Mobility (previously Hand Held Products, Inc.), a manufacturer of data collection and management solutions. Mr. Jost was president and CEO of Hand Held Products from its inception in 1999 until it was acquired by Honeywell in 2007, and continued to serve as the company’s chairman and CEO through his retirement in December 2008. From 1982 until 1999, Mr. Jost was Vice President and general manager of Welch Allyn Data Collection, a division of Welch Allyn, Inc., which acquired Hand Held Products. The company continued under the name of Hand Held Products. Since 2004, Mr. Jost has served as a member of the board of directors of PAR Technology.

(4)	Mr. Kessler has served on Furmanite’s Board of Directors since 1998. Mr. Kessler also served as Chairman of the Nominating and Governance Committee since 1998 and as a member of the Audit Committee since 2005. From 1992 until his retirement in 2009, Mr. Kessler served as Chairman and Managing Director of KMB Kessler + Partner GmbH, a management consulting firm, and he was previously a Managing Director and Vice President of a European division of Tyco International Ltd.

          When considering whether director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to effectively satisfy its oversight responsibilities in light of the Company’s business and structure the Board of Directors and the Nominating and Governance Committee focused primarily, on the information discussed in each of the directors’ individual biographies set forth above.
          In particular, with regard to Mr. Cox, the Board of Directors considered his strong background in corporate governance and management skills gained through his experience as a former Chief Executive Officer of a publicly traded company. With regards to Messrs. Ahn and Jost, the Board of Directors considered their experience as directors of publicly traded companies. In addition, the Board of Directors also considered Mr. Ahn’s strong background in management and financial matters gained through his experience of managing publicly traded companies. With respect to Mr. Kessler, the Board of Directors considered his significant experience and expertise in corporate governance and management skills.
          The Board of Directors has affirmatively determined that all of the nominee directors are independent of the Company and its management under New York Stock Exchange listing standards and the standards set forth in the Corporate Governance Guidelines, except for Charles R. Cox who was appointed Chief Executive Officer of the Company on March 10, 2010.
          The Board of Directors also determined that each of the members of the Audit, Nominating and Governance and Compensation Committees has no material relationship with Furmanite and is independent within the meaning of Furmanite’s director independence standards and New York Stock Exchange listing standards.

EXECUTIVE OFFICERS
          The following table sets forth the names, positions, years of service with Furmanite and ages of the executive officers of the Company.

		Years of
		Service
Executive Officers	Office	in Office		Age
Charles R. Cox(1)	Chairman of the Board and
	Chief Executive Officer	—	(1)	67

Joseph E. Milliron(2)	President and Chief Operating
	Officer	5	(2)	55

Robert S. Muff(3)	Principal Financial Officer	2	(3)	50

Michael L. Rose(4)	Former Chief Executive Officer	1		71

Howard C. Wadsworth(5)	Former Chief Financial Officer	19		64

Miguel A. Desdin(6)	Former Chief Financial Officer	—		43

(1)	Mr. Cox has 37 years of leadership experience in the industrial services, engineering and construction industry, including 29 years with Fluor Corporation. His senior executive roles at Fluor include United States and global operations, serving clients in a wide range of industries. After retiring from Fluor in 1998, he served as chairman and CEO of WRS Infrastructure & Environment, Inc. from 2001 to 2006. Since then, he has been engaged as a business consultant to a private equity firm. Mr. Cox has been a director of the Company and a member of the Nominating and Governance Committee, and chairman of the Compensation Committee since 1995 and served on the Audit Committee since 2005. Mr. Cox was named Chairman of the Board March 10, 2010. Mr. Cox also previously served on the boards of two other publicly traded firms, Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE:KPP).

(2)	Mr. Milliron was appointed President and Chief Operating Officer effective January 1, 2009. He joined Furmanite Worldwide, Inc. in August 2005 as Chief Operating Officer of the technical services business unit and was named Executive Vice President and Chief Operating Officer of the Company in June 2007. Mr. Milliron was a business consultant from 2004 until joining Furmanite and served in various positions of responsibility at CooperHeat-MQS, Inc., an international industrial services company, from 1991 and as Chief Executive Officer, President and a Director from 1999 until 2004. Mr. Milliron has over 30 years of experience, both domestic and international, in industrial contracting service.

(3)	Mr. Muff joined Furmanite Worldwide, Inc. in June 2008 as Controller. In 2009, Mr. Muff was named Controller and Principal Accounting Officer and he was named Principal Financial Officer in March 2010.

(4)	Mr. Rose joined the Company in July 2005 and served as President and Chief Operating Officer from August 2005 to June 2007. The Board of Directors elected Mr. Rose Chairman effective January 1, 2009. Mr. Rose retired effective March 8, 2010.

(5)	Mr. Wadsworth joined Furmanite Corporation in 1990 and served as Senior Vice President and Chief Financial Officer until his retirement on June 30, 2009.

(6)	Mr. Desdin joined Furmanite Corporation in April 2009 as Senior Vice President of Finance and served as Chief Financial Officer from July 1 to December 31, 2009, when he left the Company.

CORPORATE GOVERNANCE
Board of Directors
          The Board of Directors of the Company is comprised of four members who are elected by the holders of common stock. During 2009, the Board held five meetings, including regularly scheduled and special meetings. During 2009, each of the directors at that time attended at least seventy-five percent (75%) of the total number of meetings of the Board and the committees on which he served during the period he was a director. The Board does not have a policy with respect to director attendance at the Annual Meeting of Stockholders, and only the then-serving Chairman of the Board attended the 2009 Annual Meeting of Stockholders.
          For the fiscal year 2009, a majority of the members of the Board of Directors were “independent” within the meaning of the listing standards of the NYSE. The independent directors for 2009 were: Sangwoo Ahn, Charles R. Cox, and Hans Kessler. Mr. Ahn was named Presiding Non-Executive Director April 1, 2010. The Board of Directors has determined that none of these directors has any material relationship with the Company or its management that would impair the independence of their judgment in carrying out their responsibilities to the Company. In making this determination, the Board of Directors considers all relevant facts and circumstances, not merely from the directors’ standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationship. The Board also considers any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, between the Company or any of its subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of the last three fiscal years. However, Mr. Cox was appointed Chief Executive Officer of the Company on March 10, 2010. Based on his appointment, Mr. Cox is no longer considered “independent” within the meaning of the listing standards of the NYSE.
Corporate Governance Guidelines
          Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the Board. The Corporate Governance Guidelines are available on the Company’s website at www.furmanite.com, and in print without charge upon written request.
Code of Ethics
          The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. Copies of the Code of Ethics are available on the Company’s website at www.furmanite.com and will be provided without charge upon written request to Investor Relations, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The Company intends to post on the Company’s website any amendments to, or waivers of, the Code of Ethics applicable to executive officers and directors should such arise.
Executive Sessions of Non-Management Directors
          The non-management directors of the Company, which are all of the Board members other than the Chairman, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding non-executive director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing in care of Chairman of the Nominating and Governance Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Board Leadership Structure
          The Board of Director’s policy with respect to the separation of Chairman and Chief Executive Officer positions is that the interests of the Company’s stockholders are best served by a policy that enables the Board of Directors to make a determination regarding its Chairman based on the Company’s needs and the particular skill sets that are available at the time. The Company’s Board of Directors has decided to combine the role of Chairman and Chief Executive Officer. The Board of Directors believes that the Company’s Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with the Company’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the

Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors. In addition, on April 1, 2010, Mr. Ahn was named Presiding Non-Executive Director. In such role, Mr. Ahn assists the Chairman and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company. The Company’s Board of Directors recognizes that no single leadership model is right for all companies at any particular time and that, depending on the circumstances, other leadership models, such as a separate Chairman and Chief Executive Officer, might become appropriate.
Board’s Role in Risk Oversight
          The Board of Directors is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.
          The Audit Committee of the Board of Directors is charged by its charter with the responsibility to discuss with management the Company’s policies and procedures to assess, monitor and manage significant risks or exposures and the steps management has taken to monitor and control such risks, including business risk and legal and ethical compliance programs such as the Company’s Code of Ethics.
          In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.
Compensation Programs and Risk Considerations
          The Board of Directors has determined that its policies and practices regarding compensating its employees do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.
Committees of the Board of Directors
          The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which is described below.
Audit Committee
          The Furmanite Board has an Audit Committee, which for the year 2009 was comprised of Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler. Each of the members of the Audit Committee was independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Furmanite has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Mr. Ahn serves on the audit committee of one public company other than Furmanite. The Audit Committee and the Furmanite Board have determined that Mr. Ahn’s simultaneous service on another audit committee will not impair his ability to effectively serve on the Furmanite Audit Committee. The Audit Committee held seven meetings during 2009, including regularly scheduled and special meetings, and each of the committee members attended all of the meetings. Effective March 10, 2010, Mr. Kevin Jost became a member of the Audit Committee, succeeding Mr. Cox, in light of Mr. Cox’ appointment as the Company’s Chairman of the Board and Chief Executive Officer and Mr. Cox’ concurrent resignation of the Committee membership.
          The functions of the Audit Committee include the selection, engagement and retention of the independent accountants, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent accountants of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent accountants and consideration of the effect of such non-audit services on the accountants’ independence. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the entire Board of Directors of Furmanite, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
          The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.

Compensation Committee
          The Board has a Compensation Committee, which for 2009 was comprised of Charles R. Cox (Chairman), Hans Kessler and Sangwoo Ahn, each of whom was “independent” as defined under the listing standards of the NYSE. The function of the Compensation Committee is to review and approve the compensation programs for the Named Executive Officers and key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and key employees of Furmanite and its subsidiaries. The Compensation Committee held five meetings during 2009, including regularly scheduled and special meetings, which were attended by all of the committee members. Effective March 10, 2010,  Kevin R. Jost became the Chairman of the Compensation Committee, succeeding Mr. Cox, in light of Mr. Cox’ appointment as the Company’s Chairman of the Board and Chief Executive Officer and Mr. Cox’ concurrent resignation of the Committee membership. The Compensation Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee was an officer or employee of the Company during 2009. No executive officer of the Company served on the Compensation Committee in 2009 or served as a director of another entity where an executive officer of that entity also serves on the Compensation Committee or the Board of Directors.
Nominating and Governance Committee
          The Board has a Nominating and Governance Committee, which for 2009 consisted of Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler each of whom is “independent” as defined under the listing standards of the NYSE and who constituted all of the non-employee directors. The Nominating and Governance Committee held one meeting during 2009, which was attended by all of the current committee members. Effective March 10, 2010,  Kevin R. Jost became a member of the Nominating and Governance Committee, succeeding Mr. Cox, in light of Mr. Cox’ appointment as the Company’s Chairman of the Board and Chief Executive Officer and Mr. Cox’ concurrent resignation of the committee membership.
          The Nominating and Governance Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. The Nominating and Governance Committee ensures that the composition of the Board reflects a broad range of skills, expertise, industry knowledge, contacts relevant to the Company’s business and diversity — diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Company’s Board of Directors at that point in time.
          Recommendations for nominees for election at the 2011 Annual Meeting of Stockholders must be submitted in writing by December 6, 2010, to the Secretary of the Company, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Furmanite if elected by the stockholders.
          Certain information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by stockholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met for a nominee to be considered to serve as a director of the Company, any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, and the process for identifying and evaluating nominees, including those recommended by stockholders, are contained in the Company’s Corporate Governance Guidelines, described above.
          The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The Nominating and Governance Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
          This Compensation Discussion and Analysis presents information about the compensation programs for senior executives and key personnel of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table on page 16 (the “Named Executive Officers”).
          The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Kevin R. Jost (Chairman), Sangwoo Ahn, and Hans Kessler and is charged with the responsibility of reviewing and approving the compensation programs for the Company’s named executive officers, who are set forth in the Summary Compensation Table, (the “Named Executive Officers”), and key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and key employees of Furmanite and its subsidiaries. All members of the Committee are independent under applicable NYSE standards. Specific duties and responsibilities include but are not limited to:
•	Establishment and oversight of the Company’s executive compensation policy and strategy.

•	Review and approval of compensation goals and objectives for the Chief Executive Officer (“CEO”), the evaluation of the CEO’s performance relevant to those goals and the determination and approval of the CEO’s compensation based upon the results of the evaluation.

•	Provide recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Develop performance targets and criteria underlying the Company’s various incentive compensation plans and administer stock-based compensation plans.

•	Interact in its discretion with outside advisors, consultants or internal employee resources as appropriate regarding the Company’s current compensation and benefit plans as well as periodic assessment of current market practices, trends and legislative developments which affect compensation and benefit plans.

•	Monitor regulations guiding corporate governance policies and procedures pertaining to executive compensation as governed by the SEC, NYSE and other regulatory authorities.

•	Review and determination of Company programs to provide compensation to non-employee directors.

•	Provide assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon value to the Company’s stockholders.

The executive compensation strategy is based on the following principals and objectives:

•	Executive compensation should be aligned with the organization’s overall business strategy of focusing upon growth opportunities in both private industry and government sectors, continual improvements in operating profits efficiency and service levels and preparing for a more competitive environment in consolidating industries.

•	Compensation should be commensurate with the achievement of increased returns to stockholders, the officer’s individual contributions to the organization and comparability to market data of business enterprises similar in size and scope to the Company’s operations.

•	Overall pay targets should reflect the Company’s intent to pay executive base salaries at levels consistent with available established market data surveys.

•	Key executives responsible for establishing and executing the Company’s business strategy should have incentive opportunities that are tied to the creation of stockholder value.

•	To the extent that is practical and consistent with the overall corporate business strategy, Company incentive plans should be in full compliance with Internal Revenue Code provisions allowing tax deductibility for executive compensation.

•	Stock ownership is an important component for ensuring executives’ and key employees’ interests are aligned with those of stockholders.

•	To facilitate stock ownership for executives, the Company should provide stock-based incentive plans that focus on the creation of stockholder value.

•	The compensation strategy for the Company should continue to place a greater emphasis on stock-based incentives and related long-term opportunities, with limited availability to special executive benefits and perquisites.
Elements of Compensation
          The principal elements of compensation available to the Compensation Committee with respect to compensation for the Named Executive Officers include base salary, annual bonus opportunity, long-term equity-based incentives (stock options or restricted stock), and retirement benefits that are the same as those provided to all employees and which support the Company’s objectives and goals.
          The Compensation Committee annually reviews the compensation of the Company’s Chief Executive Officer. The review includes the Company’s operations and results as well as leadership skills of the Chief Executive Officer. The Compensation Committee also assesses the Chief Executive Officer’s ability to meet the goals and objectives that are set forth by the Board of Directors in strategic planning, short-term and long-term financial results and succession planning. The Compensation Committee, with the advice of the Chief Executive Officer for other Named Executive Officer positions, reviews these elements of compensation on an as needed basis taking into consideration each Named Executive Officer’s past and expected contributions to the Company’s business. In designing executive compensation, the Compensation Committee considers the accounting and tax effect that the components will or may have on the Company or the Named Executive Officers.
          Base salaries are intended to be competitive with the marketplace, taking into account the scope of responsibility, the relevant background, experience and tenure and the past and future potential contributions of the Named Executive Officers to the Company. Base salaries should offer the executive security and allow the Company to maintain a stable management team. Available data on base salaries of executive officers of companies of similar revenue size and/or market value providing similar services to similar customers within the same industry, which is typically gathered through searches of publicly available information or from published salary survey sources, are periodically compared to the Named Executive Officers’ base salaries with the objective of keeping base salaries at comparable levels. The Compensation Committee reviews the base salaries of the Named Executive Officers on an annual basis, or as otherwise dictated by special circumstances (e.g., promotions, newhires, etc.). In addition, the Compensation Committee reviews the Company’s annual operating results, and in consideration of other relevant internal and external factors, including, but not limited to, factors impacting such results, provides recommendations to the Board of Directors for discretionary annual bonuses to the Named Executive Officers as deemed appropriate.
           The Compensation Committee believes that Named Executive Officers should have a meaningful portion of their total compensation opportunity linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in operating profits as well as service levels. The Compensation Committee utilizes stock option or restricted stock awards to Named Executive Officers as long-term equity-based incentives that most closely align their interests with stockholders. The Compensation Committee believes that base salaries and long-term equity-based incentives provided to Named Executive Officers are appropriate to align the interests of Named Executive Officers with interests of the stockholders. The Compensation Committee’s compensation strategy will continue to place a greater emphasis on long-term equity-based incentives, and will consider the cost-effectiveness of such incentives, evaluating the impact of charges to earnings versus the perceived net-of-tax value of the stock options to the holder in the determination of appropriateness of such incentives.
          Stock options are issued as approved by the Compensation Committee with an exercise price equal to the closing price of the Company’s common stock on the date of the grant and typically vest over a five-year period. The Compensation Committee considers the level of stockholdings of each of the Named Executive Officers and alternative forms of incentive compensation and the past and future potential contributions of the Named Executive Officers to the Company that will create value for the Company’s shareholders in determining the granting and vesting of restricted stock awards. The amounts as well as timing of the grants to each Named Executive Officer may vary each year based on the executive’s performance and the executive’s total compensation package.
          Named Executive Officers may participate in the Company’s Savings Investment Plan (the “401(k) Plan”) and other employee benefits that are provided or available to all employees, including medical insurance and life and disability insurance. The Company has no supplemental benefit or deferred compensation plans that provide benefits to Named Executive Officers that are not available to all employees. Perquisites available to Named Executive Officers are minimal in amount and do not exceed $10,000 per person. The Company does not provide Named Executive Officers with company cars or country club memberships and does not own or lease an aircraft. The Company does not have employment agreements with its Named Executive Officers and does not have an established policy related to stock ownership guidelines. Since the Named Executive Officers do not participate in awards or payments based upon performance measures, the Company does not have a policy regarding the adjustment or recovery of awards or payments if performance measures were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.
          Historically, the Compensation Committee has not engaged in a formal benchmarking process, but may retain consultants or interact with internal employee resources personnel as it deems appropriate regarding the Company’s current compensation, current market practices and trends which may affect compensation. Also, the Compensation Committee evaluates broad-based surveys prepared by services such as Salary.com as part of determining executive compensation. The surveys include companies in similar industries and/or with similar revenues to the Company and are used in aggregate form with no individual company used in a formal benchmarking process. The Company does not provide any input with respect to the identification of these companies. Following a review of individual performance, comparative compensation levels were informally referenced among the previous mentioned factors.
          The Compensation Committee uses the above elements of compensation to attract and retain Named Executive Officers and maintain a stable team of effective leaders, to balance the compensation of the Named Executive Officers with the short-term and long-term objectives of the Company and to align the interests of the Named Executive Officers with the stockholders. Prior compensation or amounts realizable from prior compensation are not considered in setting other elements of compensation.
          In the 2009 review of compensation for the Named Executive Officers, the following companies were selected by the Compensation Committee based on their provision of similar services, as determined by the Compensation Committee, within the Company’s industry, for compensation comparison purposes: Team Inc., Matrix Service Company, Michael Baker Corporation, and ENGlobal Corporation. The Compensation Committee reviewed this information as part of its analysis, but did not attempt to quantify the Company’s compensation against this group of companies or set the compensation of the Company’s executives to be within the range of compensation provided by these companies to their executives. The Compensation Committee evaluated broad-based surveys prepared by Salary.com as part of determining executive compensation. The surveys include companies in similar industries and/or with similar revenues to the Company and are used in aggregate form with no individual company used in a formal benchmarking process. The Company does not provide any input with respect to the identification of these companies.
          The 2009 review also included consideration for the compensation related to the promotion, effective July 1, 2009, of the Company’s Senior Vice President of Finance to Chief Financial Officer, and as a result the Compensation Committee awarded options to purchase 70,000 shares of the Company’s common stock to Miguel Desdin, the Company’s former Chief Financial Officer. The option awards were to vest at 20% annually beginning December 31, 2009 and to expire May 28, 2014. Mr. Desdin’s employment as the Company’s Chief Financial Officer terminated on December 31, 2009, and as a result, all of Mr. Desdin’s outstanding options to purchase 70,000 shares of the Company’s common stock were forfeited or expired by January 31, 2010.
          Effective January 1, 2009, Michael L. Rose, the Company’s President in 2008 became Chief Executive Officer and Joseph E. Milliron, the Company’s Executive Vice President and Chief Operating Officer in 2008 became President and Chief Operating Officer. The Compensation Committee considered these promotions as well as the improvements in operating results, strategic planning goals and objectives and the advice of the then-current Chief Executive Officer, John R. Barnes, who retired on December 31, 2008, in its review of the material elements of compensation of the executive officers, including increases in base salary for Mr. Rose from $300,000 to $400,000 and for Mr. Milliron from $250,000 to $350,000, and in addition a grant of equity awards in December 2008, to both Mr. Milliron and Mr. Rose options to purchase 100,000 shares of the Company’s stock.
          Based on the 2009 operating performance of the Company, no salary increases or equity awards were issued to Named Executive Officers in the annual 2009 review.

Compensation Committee Report
To the Board of Directors of
Furmanite Corporation:
          Management has prepared the Compensation Discussion and Analysis of the compensation program for Named Executive Officers (beginning on page 12). The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for fiscal year 2009 (included in this proxy statement) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.
Members of the Compensation Committee
Kevin R. Jost, Chairman
Sangwoo Ahn
Hans Kessler
Dated: April 6, 2010

EXECUTIVE COMPENSATION
Summary of Compensation
          The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2009, 2008 and 2007 to each of the Named Executive Officers of Furmanite.
SUMMARY COMPENSATION TABLE

				Stock		All Other
Name and		Salary	Bonus	Awards	Option	Compensation
Principal Position (a)	Year (b)	($)(c)	($)(d)	($)(e)(2)	Awards ($)(f)(2)	($)(i)(1)	Total ($)(j)
Named Executive Officers:

Michael L. Rose	2009	400,000	—	0	0	15,936	415,936
Former Chairman of the	2008	300,000	—	0	193,321	14,047	507,368
Board and Chief	2007	300,000	—	0	0	13,656	313,656
Executive Officer

Joseph E. Milliron	2009	350,000	—	0	0	15,474	365,474
President and Chief	2008	250,000	—	0	193,321	14,112	457,433
Operating Officer	2007	238,731	200,000	0	—	13,656	452,387
(effective January 1, 2009)

Robert S. Muff	2009	174,249	10,858	—	—	5,769	190,876
Controller, Principal Accounting Officer and Principal Financial Officer(3)

Miguel A. Desdin	2009	221,590	50,000	—	108,500 (4)	135	380,225
Former Senior Vice President, Chief Financial Officer

Howard C. Wadsworth	2009	204,131	—	—	0	9,393	213,524
Former Senior Vice	2008	275,000	—	—	0	14,112	289,112
President, Treasurer	2007	275,000	—		0	13,656	288,656
and Secretary

(1)	Includes the amount of the Company’s contributions in 2009, 2008 and 2007, respectively, to the 401(k) Plan and the premiums paid by the Company for group term life insurance coverage, on behalf of Mr. Rose ($14,700 and $1,236; $13,800 and $247; $13,500 and $156); Mr. Milliron ($14,700 and $774; $13,800 and $312; $13,500 and $156); Mr. Wadsworth ($8,250 and $1,143; $13800 and $312; $13,500 and $156); and Mr. Muff ($5,355 and $414).

(2)	The amounts shown in columns (e) and (f) were computed in accordance with FASB ASC 718. The 2008 and 2007 award values were recalculated from amounts shown in prior proxy statements to reflect their grant date fair values, as required by the SEC rules effective for 2010.

(3)	Mr. Muff was named Principal Financial Officer for SEC reporting purposes on March 5, 2010.

(4)	As of April 5, 2010, all options were forfeited or expired.

Plan-Based Awards
          The following table presents individual grants of plan-based awards granted during the year ended December 31, 2009 to the Company’s Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS TABLE

Exercise or
			Base Price	Grant Date
		All Other Option Awards:	of Option	Fair
	Grant	Number of Securities	Awards	Value of Stock and Option
Name(a)	Date(b)	Underlying Options (#)(j)	($/Sh)(k)	Awards ($)(l)(1)
Miguel A. Desdin	5/28/2009	70,000 (2)	$3.93	$108,500

(1)	Computed in accordance with FASB ASC 718.

(2)	As of April 5, 2010, all options were forfeited or expired.

Outstanding Equity Awards
          The following table sets forth information on the outstanding awards (outstanding stock options and unvested stock awards) held by Named Executive Officers as of December 31, 2009:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
								Market
							Number of	Value of
							Shares or	Shares or
							Units of Stock	Units of
	Number of Securities Underlying						That Have	Stock That
	Unexercised Options (#)				Option	Option	Not	Have Not
					Exercise	Expiration	Vested	Vested
Name (a)	Exercisable (b)		Unexercisable (c)		Price ($)(e)	Date (f)	(#)(g)(4)	($)(h)(1)
Named Executive Officers:

Michael L. Rose	120,000		40,000	(2)(6)	3.14	11/30/2010	50,000 (6)	190,500
	20,000		80,000	(3)(6)	5.07	12/10/2013	—	—

Joseph E. Milliron	80,000		20,000	(2)	3.14	11/30/2010	50,000	190,500
	20,000		80,000	(3)	5.07	12/10/2013	—	—

Miguel A. Desdin	14,000	(5)	0		3.93	1/31/2010	0	0

(1)	Based on the December 31, 2009 closing price of $3.81.

(2)	The option awards for Mr. Rose vest at a rate of 40,000 each September 1 beginning 2006 and Mr. Milliron’s awards vest at 20,000 each September 1 beginning 2006.

(3)	The option awards for Mr. Rose and Mr. Milliron vest at 20% annually beginning December 10, 2009 and expire December 10, 2013.

(4)	Stock awards awarded to Mr. Rose and Mr. Milliron vest on December 6, 2010 and December 6, 2011, respectively, and may not be sold prior to December 6, 2011.

(5)	Options expired on January 31, 2010 unexercised.

(6)	All option and stock awards were fully vested in connection with the retirement of Mr. Rose.

          The following table sets forth the options exercised and the stock awards vested during 2009 with respect to Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value
	Acquired on	on Exercise	Acquired on	Realized on
Name (a)	Exercise (#)(b)	($)(c)	Vesting (#)(d)	Vesting ($)(e)
Howard C. Wadsworth	40,000	48,800	0	0
Pension Benefits
     The Company does not provide or maintain a defined benefit plan for its Named Executive Officers, nor does the Company have a plan for nonqualified deferred compensation. To assist in their provisions for their retirement years, Named Executive Officers are eligible to participate in the Company’s 401(k) Plan under the same terms and conditions as all other employees of the Company and its subsidiaries.
Potential Payments on Change in Control or Upon Termination
     Change in Control
     In order to attract and retain qualified employees, and to encourage the continued attention and dedication of key employees to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, Furmanite has periodically entered into termination agreements with key employees of Furmanite and its subsidiaries which provide that the Company will pay certain amounts to the employee upon specified events connected to a change in control. Under the agreements, a “change in control” occurs if, under certain specified circumstances:
(i)	specified persons (generally defined as those directors serving at the effective date of the termination agreement and those appointed or recommended by such persons) cease to constitute a majority of the members of the Board;

(ii)	a merger of the Company or one of its affiliates, unless the beneficial owners of the voting securities of the Company immediately prior to such merger own at least 50 percent of the combined voting power of the Company, the surviving entity, or the parent of the surviving entity immediately after such merger;

(iii)	a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

(iv)	a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets is consummated.
     If a change in control occurs and the employment of certain Named Executive Officer terminates, other than due to the Named Executive Officer’s death or disability or by termination of employment by the Company for cause (as defined in each agreement), the Company will pay such Named Executive Officer a specified percentage (299% in the case of Messrs. Rose and Mr. Milliron) of the Named Executive Officer’s annualized base salary immediately prior to the change in control.
     In addition to the payment of a percentage of annualized salary discussed above,
          a) all stock and option awards held by the Named Executive Officer shall immediately become vested, exercisable, and non-forfeitable and all conditions thereof shall be deemed to have been satisfied, subject to the terms and conditions of the plan or agreement by which they were granted.

          b) the Company shall pay to the Named Executive Officer the undiscounted value of any contributions which the Company would have made to the Named Executive Officer’s account with the Company’s 401(k) Plan had employment of the Named Executive Officer continued (for three years in the case of Messrs. Rose and Milliron).
          c) the Company shall continue any provisions of accident and health insurance benefits being provided to the Named Executive Officer (for a period of three years for each of Messrs. Rose and Milliron).
          d) the Company shall provide any benefits under any post-retirement health care insurance plans then in effect to which the Named Executive Officer would have become entitled had the Named Executive Officer’s employment continued (for a period of three more years in the case of each of Messrs. Rose and Milliron).
     Should payments to the Named Executive Officer be subject to the excise tax of Section 4999 of the Internal Revenue Code or any similar tax payable under any United States federal, state, or local statute, then, subject to certain conditions within the termination agreements, the Company shall pay additional amounts to the Named Executive Officer so as to place the Named Executive Officer in the same economic position such Named Executive Officer would have been in had no excise tax been imposed.
     The following table shows the amounts (in dollars) which would be payable to the Named Executive Officers under the termination agreements if such a change in control of the Company would have occurred at December 31, 2009.

Value of
	Total		Provision			Restricted
	Value as a		for	Rights to		Stock
	Multiple of		Accident	Post		Awards	Gross
	Annualized	Undiscounted	& Health	Retirement	Value of	that	Up for	Total
	Base	Company	Insurance	Health	Unexercisable	would	Excise	Compen-
Name	Salary	401K Match	Benefits	Care(3)	Options (1)	Vest (2)	Taxes	sation
Michael L. Rose(4)	$1,196,000	44,100	19,859	0	127,600	190,500	0	1,578,059

Joseph E. Milliron	$1,046,500	44,100	20,054	0	114,200	190,500	0	1,415,354

(1)	Calculated as the difference between the December 31, 2009 closing price of the stock and the exercise price of the option.

(2)	Based on December 31, 2009 closing price of $3.81.

(3)	Retiree pays 100% of the cost of benefit.

(4)	In conjunction with the retirement of Mr. Rose, the provisions of his change in control expired.
Termination Compensation Not In Connection with a Change in Control
     The Company does not have employment contracts or agreements with its Named Executive Officers. In the event of termination for whatever reason, other than related to a change in control of the Company as discussed above, such individuals would be entitled to participate in the same post termination benefits and subject to the same conditions as all other employees of the Company and its subsidiaries.
     Mr. Rose resigned as a director and officer of the Company effective March 8, 2010. In connection with his retirement, the Compensation Committee approved the acceleration of vesting of all of Mr. Rose’s unvested stock options, extended the exercisability period of the affected stock option grants, and accelerated the vesting of Mr. Rose’s restricted stock awards.

Compensation of Non-Employee Directors
          The Board of Directors provides compensation plans to attract and retain qualified individuals to serve on the Company’s Board of Directors. Each non-employee director is paid an annual cash retainer fee for service on the board as well as all committees, and receives periodic equity-based awards. The Board of Directors provides a mix of cash and periodic equity-based awards to more closely align their interests with the stockholders. The table below sets forth the compensation the Company paid to its non-employee directors for service during 2009.
DIRECTOR COMPENSATION

	Fees Earned or Paid
Name (a)	in Cash ($)(b)	Stock Awards ($)(c)	Total ($)(h)
Charles R. Cox	75,000	39,300	114,300

Sangwoo Ahn	75,000 (1)	39,300	114,300

Hans Kessler	75,000	39,300	114,300

(1)	Effective April 1, 2010, the annual compensation of Mr. Ahn will be $90,000 in recognition of his service as Presiding Non-Executive Director and Audit Committee chair.
          The fee shown in column (b) above includes compensation for service earned and accrued in 2009 on the Board and all Committees. Effective January 1, 2009, the annual compensation for service on the Board and all committees was increased to $75,000 in view of the increased time commitment on the part of the non-employee directors. The amounts shown in column (c) represent the amounts recognized in accordance with FASB ASC 718. At December 31, 2009, Mr. Ahn and Mr. Kessler each had outstanding stock options for 50,000 shares of common stock and Mr. Cox had outstanding stock options for 80,000 shares of common stock and Messrs Ahn, Cox and Kessler each had 30,000 shares of unvested stock awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.
     In this context, the Audit Committee hereby reports as follows:
     1. The Audit Committee has reviewed and discussed the audited financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm.
     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     3. The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the fiscal year ended December 31, 2009, for filing with the SEC.
     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.
Members of the Audit Committee
Sangwoo Ahn, Chairman
Kevin R. Jost
Hans Kessler
Dated: April 6, 2010

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and the Board of Directors recommends that the stockholders ratify such appointment at the Annual Meeting.
Grant Thornton has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of registered public accounting firm by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of Grant Thornton LLP will be present at this year’s Annual Meeting of Stockholders. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
In the event the stockholders fail to ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of the independent registered public accounting firm.

INDEPENDENT PUBLIC ACCOUNTANTS
     Grant Thornton LLP, the Company’s independent accountants for the year ended December 31, 2009, has advised the Company that it will have in attendance at the May 28, 2010 Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.
     The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent accountants for 2009 and 2008:

	Years Ended December 31,
	2009	2008
Audit (1)	$528,489	$756,000
Audit-related Fees (2)	35,000	35,000
Tax Fees (3)	50,000	40,000
All Other Fees	—	—

	$613,489	$831,000

(1)	Fees for the audit of the Company’s annual financial statements, including fees related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent accountants in connection with statutory and regulatory filings or engagements for the fiscal year shown.

(2)	Fees for employee benefit plan audits.

(3)	Tax fees consist of fees billed for tax services that are unrelated to the audit of the Company’s financial statements and include assistance with respect to Federal, state, local and foreign compliance, approved tax planning and other tax advice.
     The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.
          The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2009 was compatible with maintaining the principal accountants’ independence.

Company Policies Regarding Related Party Transactions
          We do not have a written approval policy for transactions between the Company and its executive officers and directors. However, any proposed related transactions must be approved in accordance with both applicable law and applicable NYSE rules. For approval, a committee of independent directors of the Board must approve any transaction that requires disclosure in the Company’s proxy statement pursuant to Item 404 of Regulation S-K.
          A related party is defined as any person who is, or was at any time during the most recently completed fiscal year, a director or executive officer of the Company; a nominee for director; or an immediate family member of a director, executive officer or director nominee; or any person who, at the time the transaction in which such person had a direct or indirect material interest occurred or existed, either beneficially owned five percent (5%) or more of the outstanding stock of a class of equity of the Company or was an immediate family member of such security holder. A transaction is defined by the Company as, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.
          For the past fiscal year, no related party has any direct or indirect material interest in any transaction(s) or series of similar transactions to which the Company was or is to be a participant where the amount involved exceeded $120,000.
EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth information as of December 31, 2009, about the Company’s equity compensation plans.

	Number of Securities			Number of Securities
	to be Issued upon		Weighted-Average	Remaining Available
	Exercise of		Exercise Price of	for Future Issuance
	Outstanding Options,		Outstanding Options,	Under Equity
Plan Category	Warrants and Rights		Warrants and Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)	622,283		$4.43	2,844,452

Equity Compensation Plans Not Approved by Security Holders	330,000	(3)	$3.41	696,735	(2)

Total	952,283		$4.08	3,541,187

(1)	All information pertains to the Furmanite Corporation Stock Incentive Plan.

(2)	Includes 696,735 shares of Furmanite Common Stock available for issuance with regard to future option grants, if any, under the Furmanite Corporation Key Employee Stock Incentive Plan, which plan excludes directors and executive officers of the Company and its subsidiaries.

(3)	Includes shares under the Stand Alone Agreements with Certain Individuals.
OTHER MATTERS
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the 2010 Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Furmanite’s 2009 Annual Report is available, without charge, on the internet at www.furmanite.com or upon written request to the Investor Relations Department, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
          The preparation and delivery costs of the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material as requested to stockholders of Furmanite, the Company has retained Broadridge Financial Solutions, Inc. and D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold Furmanite common stock and to request authority for execution of the proxies. The Company will pay them an aggregate fee of approximately $14,300, excluding expenses, for implementation and processing and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials. Certain of the Company’s officers or employees may solicit the return of proxies by telephone, personal interview or other electronic means.
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
          Any proposals of holders of common stock intended to be presented at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company, addressed to Paul L. Firey, Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 6, 2010 to be included in the Proxy Statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Company’s proxy materials in accordance with the applicable requirements.
          Under the Nominating and Governance Committee charter, a stockholder may nominate one or more persons for election as directors at any annual meeting of stockholders, provided, that any such recommendation is submitted in writing to the Secretary of the Company and is accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee himself affirming that he will agree to serve as a director of the Company if elected. In addition, any recommendation must comply with all applicable requirements of the Exchange Act, the rules and regulations there under, and all other policies and procedures of the Company related to such matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person not made in compliance with these requirements.
          Proxies for Furmanite’s Annual Meeting of Stockholders to be held in the year 2011 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives written notice, addressed to the Company’s Secretary not later than December 6, 2010, that the matter will be presented at the meeting and (ii) the Company fails to include in its proxy statement the meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.
By Order of the Board of Directors
Charles R. Cox
Chairman of the Board and
Chief Executive Officer
Dated: April 16, 2010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

FURMANITE 2435 N CENTRAL EXPRESSWAY SUITE 700RICHARDSON, TX 75080
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	0	0	0
1. Election of Directors Nominees

01	Charles R. Cox 02 Sangwoo Ahn 03 Hans Kessler 04 Kevin R. Jost

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	The ratification of the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	0	0	0

NOTE: The directors of the Company up for election, if elected, will hold office until the 2011 annual meeting of stockholders or until their successors have been duly elected and qualified. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address change/comments, mark here. (see reverse for instructions)	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

FURMANITE CORPORATION This proxy is solicited on behalf of the Board of Directors Annual meeting of Stockholders 5/28/2009 09:30:00
The stockholder(s) hereby appoint(s) Charles R. Cox and Robert S. Muff, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Central Time on May 28, 2010, at 900 East Lookout Drive, Richardson, Texas 75082, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side